EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 22, 1999, included in U S Liquids' Form 10-K for the year ended December 31, 1998 and Form 8-K/A filed with the SEC on February 16, 1999 and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 1999